Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in Registration Statement on Form S-1 of Montrose Environmental Group, Inc. of our report dated February 27, 2020, relating to the consolidated financial statements of CTEH Holdings, LLC and Subsidiaries, appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ HOGANTAYLOR LLP

Little Rock, Arkansas

June 29, 2020

www.hogantaylor.com